WINTON DIVERSIFIED OPPORTUNITIES FUND

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned trustee and/or officer of the above referenced fund (the "Trust"), a statutory trust (commonly known as a "business trust") organized under the laws of the State of Delaware, hereby constitutes and appoints Michael Beattie and Dianne Descoteaux, and each of them singly, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to sign for him and in his name, place and stead, and in the capacity indicated below, to sign any and all Registration Statements and amendments thereto under the provisions of the Investment Company Act of 1940, as amended and/or the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal as of the date set forth below.


/s/ Jay Nadel                                                   Date: 6/27/16
-------------                                                         -------
Jay Nadel
Trustee



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                   WINTON DIVERSIFIED OPPORTUNITIES FUND LTD.

                               POWER OF ATTORNEY

     BY THIS DEED the undersigned director and/or officer of the above referenced fund, a limited company incorporated in the Cayman Islands and wholly owned subsidiary of Winton Diversified Opportunities Fund (a Delaware statutory trust registered as a closed-end investment management company under the Investment Company Act of 1940), hereby constitutes and appoints Michael Beattie and Dianne Descoteaux, and each of them singly, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign for him and in his name, place and stead, and in the capacity indicated below, any and all Registration Statements and amendments thereto under the provisions of the Investment Company Act of 1940, as amended, and/or the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall be construed in accordance with and governed by the laws of the Cayman Islands.

     IN WITNESS WHEREOF, this Power of Attorney has been executed as a deed by the undersigned on this 27th day of June, 2016.

EXECUTED AND DELIVERED AS A DEED
                                   )
by: Jay Nadel
                                   )     /s/ Jay Nadel
                                   )     -------------
                                   )     [Signature]
                                   )
in the presence of:                )
                                   )
/s/ Alison Fishell                 )
------------------                 )
Witness